SUPPLEMENTAL RETIREMENT PLAN FOR

                           SELECT SENIOR MANAGEMENT OF

                                 FOOTSTAR, INC.



                           Effective October 14, 1996

                        SUPPLEMENTAL RETIREMENT PLAN FOR
                           SELECT SENIOR MANAGEMENT OF
                                 FOOTSTAR, INC.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1.     Definitions ..............................................    1

ARTICLE 2.     Membership ...............................................    13

ARTICLE 3.     Amount and Payment of Supplemental Benefits ..............    14

ARTICLE 4.     Administration ...........................................    19

ARTICLE 5.     Member Obligations .......................................    20

ARTICLE 5.     General Provisions .......................................    24

ARTICLE 6.     Amendment or Termination .................................    26

                        SUPPLEMENTAL RETIREMENT PLAN FOR
                           SELECT SENIOR MANAGEMENT OF
                                 FOOTSTAR, INC.


                             ARTICLE 1. DEFINITIONS


1.01 "Annual Benefit"

(a) "Annual Benefit" shall mean, subject to clauses (b) and (c) below, the amount by which the product of (x) 2% times (y) the Member's Years of Service times (z) such Member's Compensation exceeds the sum of (i) and
     (ii) where

     (i) equals the aggregate annualized value of any retirement and deferred profit sharing benefits in respect of such Member (excluding the value of any benefits attributable to pre-tax or after-tax contributions made by or on behalf of the Member) which have previously been received or which such Member or any other person has a vested right to receive at the time of the commencement of payment of such Member's benefit under Section 3.04 of the Plan, under any arrangement maintained by the Corporation other than the Plan (including any arrangement which constitutes a qualified plan under Section 401 of the Internal Revenue Code of 1986, as amended) computed pursuant to clause (d) below, and

     (ii) equals the Annual Benefit used in computing any lump sum payment previously made pursuant to Section 3.04 to such a Member becoming entitled to a recomputation of the Annual Benefit pursuant to Section 3.05.

(b) In the case of any Member whose retirement allowance under Section 3.04 of the Plan commences to be paid on or after his reaching age 55 years but prior to his reaching age 60 years, such Member's Annual Benefit determined

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     under  clause (a) above  shall be reduced by that  percentage  which is the product of 4 times the number of whole and partial years (treating a partial year as a whole year) until such Member's 60th birthday so that, for example, the Annual Benefit for a Member age 58-1/2 years would be reduced by 8%.

(c)  Notwithstanding  the  foregoing,  the Annual  Benefit  computed  under this
     Section 1.01 shall not be more than 50% of the Member's Compensation.

(d)  The annualized value of a Member's retirement shall be computed as follows:

     (i) with respect to any benefit which such Member is thereupon commencing to receive at the time of such computation in the form of an annuity, the annual payment to which such Member would be entitled under the terms of the plan under which such benefit is to be paid were such benefit to be paid in the form of a single life annuity for the Member's life, or

     (ii) with respect to any other benefit, the annual amount of the actuarial equivalent of such benefit computed as if such benefit were to be paid in the form of a single life annuity to such Member commencing at the time of such computation. In computing such actuarial equivalents, the actuarial assumptions to be used shall be (A) the 1983 Group Annuity Mortality Table and (B) an interest rate assumption equal to the applicable interest rate (expressed as a percentage) used by the Pension Benefit Guaranty Corporation for valuing benefits for single employer plans that terminate on the date of such calculation, minus .5%.

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                                                                          Page 3

1.02 "Beneficiary" shall mean the person named by the Member (i) at the time payments to the Member commence under the Plan or (ii) in the case of benefits payable under Section 3.03, at the time of the Member's death, by written designation filed with the Retirement Administration Committee, to receive payments after the Member's death. In the absence of a beneficiary designation, the Participant's Beneficiary for purposes of Section 3.03 shall be his spouse, if any, or his estate.

1.03 "Board" shall mean the Board of Directors of Footstar, Inc.

1.04 "Cause" shall mean, in connection with an involuntary termination by the Corporation of a Member's employment, (a) the Member's willful and material breach of Article 5 of this Plan; (b) the Member is convicted of a felony involving moral turpitude; or (c) the Member engages in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out his duties under this Plan, resulting, in either case, in material harm to the financial condition or reputation of Footstar. For purposes of this Plan, an act or failure to act on Member's part shall be considered "willful" if it was done or omitted to be done by him not in good faith, and shall not include any act or failure to act resulting from any incapacity of a Member. A termination for Cause shall not take effect unless the following provisions are complied with. The Member shall be given written notice by Footstar of its intention to terminate him for Cause, such notice (A) to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based and (B) to be given within 90 days of Footstar's learning of such act or acts or failure or failures to act. The Member shall have 10 days after the date that such written notice has
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Page 4

     been given to him in which to cure such conduct, to the extent such cure is possible. If he fails to cure such conduct, the Member shall then be entitled to a hearing before the Committee at which the Member is entitled to appear. Such hearing shall be held within 15 days of such notice to the Member, provided he requests such hearing within 10 days of the written notice from Footstar of the intention to terminate him for Cause. If, within five days following such hearing, the Member is furnished written notice by the Board confirming that, in its judgment, grounds for Cause on the basis of the original notice exist, he shall thereupon be terminated for Cause.

1.05 "Change in Control" shall mean any of the following occurrences:

(a) An acquisition by any Person of Beneficial Ownership of the shares of common stock of Footstar then outstanding (the "Footstar Common Stock Outstanding") or the voting securities of Footstar then outstanding entitled to vote generally in the election of directors (the "Footstar Voting Securities Outstanding"), if such acquisition of Beneficial Ownership results in the Person's Beneficially Owning 25% or more of Footstar Common Stock Outstanding or 25% or more of the combined voting power of Footstar Voting Securities Outstanding; or

(b) The approval by the stockholders of Footstar of a reorganization, merger, consolidation, complete liquidation or dissolution of Footstar, the sale or disposition of all or substantially all of the assets of Footstar or similar corporate transaction (in each case referred to in this Section
     1.05 as a "Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly); provided however, that any

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                                                                          Page 5

     merger, consolidation, sale, disposition or other similar transaction to or with a Member or entities controlled by a Member shall not constitute a Corporate Transaction; or

(c) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided however, for purposes of this Section 1.05, that any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by Footstar's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act, including any successor to such
     Rule) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall in no event be considered as a member of the Incumber Board.

(d) Notwithstanding the provisions set forth in subparagraphs (a) and (b) of this Section 1.05, the following shall not constitute a Change in Control for purposes of this Agreement; (1) any acquisition by or consummation of a Corporate Transaction with any entity that was a subsidiary of Footstar immediately prior to the transaction or an employee benefit plan (or related trust) sponsored or maintained by Footstar or an entity that was a subsidiary of Footstar immediately prior to the transaction if, immediately
     after   such   transaction   (including   consummation   of   all   related
     transactions), the surviving entity is controlled by no Person other than such employee benefit plan (or related trust) and/or other Persons who
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                                                                          Page 6

     controlled Footstar immediately prior to such transaction; or (2) any acquisition or consummation of a Corporate Transaction following which more than 50% of, respectively, the shares then outstanding of common stock of the corporation resulting from such acquisition or Corporate Transaction and the combined voting power of the voting securities then outstanding of such corporation entitled to vote generally in the election of directors is then Beneficially Owned, directly or indirectly, by all or substantially all of the individuals and entities who were Beneficial Owners, respectively, of the Footstar Common Stock Outstanding and Footstar Voting Securities Outstanding immediately prior to such acquisition or Corporate Transaction in substantially the same proportions as their ownership, immediately prior to such acquisition or Corporate Transaction, of the Footstar Common Stock Outstanding and Footstar Voting Securities Outstanding, as the case may be.

(e)  For purposes of this definition:

          (i) The terms "Beneficial Ownership", "Beneficial Owning", "Beneficially Owned" and "Beneficial Owners" shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act (including any successor to such Rule).

          (ii) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

          (iii) The term "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including "group" as defined in Section 13(d) thereof.

1.06 "Committee" shall mean the Compensation Committee of the Board.

1.07 "Compensation" shall mean the highest average three consecutive years of a Member's annual base pay rate plus the Member's Serp Incentive Target during the 10 years preceding such Member's Compensation Measurement Date. A Member's Compensation Measurement Date shall be the date on which such Member terminates employment with the Corporation for any reason, including retirement, death or disability, unless using the date of a Change in Control as of which such Member was a Member would result in a higher amount in which case the date of such Change in Control shall be such Member's Compensation Measurement Date.

1.08 "Corporation" shall mean Footstar and any subsidiary or other entity at any time at which 50% or more of the voting power or beneficial interest of such subsidiary or other entity, is owned directly or indirectly by Footstar. References in the Plan to Footstar shall be deemed to include successors to Footstar.

1.09 "Eligible Executive" shall mean an employee of the Corporation who occupies a position of senior management with the Corporation and who has been listed on Appendix A as amended from time to time by the Committee.

1.10 "Good Reason" means any of the following which occur after the occurrence of a Change in Control without the express written consent of the affected
     Member: (a) an assignment of any duties to Executive which are inconsistent with his status as a senior executive of Footstar; (b) any decrease in annual base pay or any reduction in annual target incentive compensation opportunity; (c) any other failure by Footstar to perform any material obligation under, or breach by Footstar of any material provision of an employment agreement with the Member that is not cured within 30 days; or
     (d) any failure to secure the agreement of any successor corporation or other entity to the Company to fully assume Footstar's obligations under an employment agreement with the Member. In addition, following a Change in Control, "Good Reason" shall also mean a termination of the Member's employment at his initiative following the occurrence, without the Member's written consent, of a relocation of his principal place of employment outside a 35-mile radius of his principal place of employment as in effect immediately prior to such Change in Control.

1.11 "Lump Sum Benefit" shall mean

(a) with respect to a Member to whom payment of benefits under Section 3.04 has not commenced or, if previously commenced, has been discontinued pursuant to Section 3.05, and who has made no election under Section 3.04 or has elected a form of benefit under Section 3.04 making no provision for a Beneficiary, the lump sum actuarial equivalent of a single life annuity for the Member commencing at the date as of which such Member would have had 10 years of Service assuming no termination of employment with the Corporation following a Change in Control, but not prior to such Member's attaining age 60, (the "Presumed Starting Date"), under which annuity the annual payment is equal to the Projected Annual Benefit times a fraction, the numerator of which is such Member's actual years of Service as of such Member's Termination of Employment (but not more than 10) and the denominator of which is 10,

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                                                                          Page 9

(b) with respect to (i) a Member to whom payment of benefits under Section 3.04 has not commenced or, if previously commenced, has been discontinued pursuant to Section 3.05 and who has elected an optional form of benefit under Section 3.04 making provision for a Beneficiary and (ii) the Beneficiary of such Member, the lump sum actuarial equivalent of that part of the benefit described in clause (a) to be paid to such Member, or to such Beneficiary, respectively, pursuant to the optional form of benefit elected by such Member under Section 3.04, or

(c)  with respect to (i) a Beneficiary to whom payment of benefits under Section
     3.03 has commenced, (ii) a Member to whom payment of benefits under Section
     3.04 has commenced and has not been discontinued pursuant to Section 3.05 and (iii) the Beneficiary of such a Member, the lump sum actuarial equivalent of all future benefits, if any, payable to such Member or to such Beneficiary, as the case may be, under the Plan.

     The amount of such actuarial equivalents computed under this Section 1.09 shall be determined by the Committee with sole discretion using the actuarial assumptions described in Section 1.01(d).

1.12 "Member" shall mean any person included in the membership of the Plan as provided in Article 2.

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                                                                         Page 10

1.13 "Plan" shall mean the Supplemental Retirement Plan for Select Senior Management of Footstar, Inc., as described herein or as hereafter amended.

1.14 "Projected Annual Benefit" shall mean

 (a) with respect to a Member of the Plan at the time of a Change in Control to whom payment of benefits under Section 3.04 has not commenced, the amount by which the product of (x) 2% times (y) the Member's Years of Service times (z) such Member's Compensation exceeds the sum of

     (i) the aggregate annualized value of any retirement and deferred profit sharing benefits in respect of such Member (excluding the value of any benefits attributable to pre-tax or after-tax contributions made by or on behalf of a Member) which have previously been received or which such Member or any other person has a vested right to receive at the time of such Member's termination of employment under any arrangement maintained by the Corporation, other than the Plan (including any arrangement which constitutes a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended) computed in the manner described in Section 1.01(d), assuming payment of such benefits will commence at such Member's Presumed Starting Date, as defined in
          Section 1.11(a),

     (ii) the Projected Annual Benefit used in computing any Lump Sum Benefit payment previously made to such Member pursuant to Section 3.06, and

     (iii)the Annual Benefit used in computing any lump sum payment previously made to such Member pursuant to Section 3.05; or

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                                                                         Page 11

(b) with respect to a Member of the Plan at the time of a Change in Control to whom payment of benefits under Section 3.04 has previously commenced but who has been restored to employment with the Corporation, the amount computed pursuant to (a) above, but in no event less than such Member's Annual Benefit computed pursuant to Section 3.05 as if such Member had then terminated employment with the Corporation.

1.15 "Retiree" shall mean a Member who has 10 or more years of Service and terminates employment with the Corporation at or after age 55 for any reason, including disability but excluding a termination for Cause or by reason of death, provided, however, that if such Member shall be eligible upon such termination of employment to commence to receive payments under a defined benefit retirement plan in which he is a participant, if any, he shall not be a Retiree unless he commences to receive such payments upon such termination of employment.

1.16 "Retirement Administration Committee" shall mean the Committee of the Starfund 401(k) Profit Sharing Plan of Footstar, Inc. and Affiliated Companies.

1.17 "Serp Incentive Target" shall mean the Member's full target annual incentive compensation award as last in effect immediately prior to such Member's Compensation Measurement Date (as defined in Section 1.07).

1.18 "Service" shall mean with respect to a Member the sum of (a) the period of such Member's active employment with the Corporation, as an Eligible
     Executive,  excluding,  unless  otherwise  provided by the  Committee,  any
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                                                                         Page 12

     period during which the Member (i) was engaged as a consultant or (ii) received salary continuance or severance payments and (b) any Service credited to such Member by the Committee pursuant to Article 4. A "Year of Service" shall mean a period of 12 consecutive months of Service.

1.19 "Termination of Employment" shall mean (a) termination by the Corporation of a Member's employment with the Corporation for any reason other than Cause and (b) any voluntary termination by the Member of a Member's employment with the Corporation for Good Reason, which in each case occurs coincident with or within the twenty-four (24) month period immediately following the occurrence of a Change in Control.

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                                                                         Page 13

                              ARTICLE 2. MEMBERSHIP

2.01 Every Eligible Executive in the employ of the Corporation on October 14, 1996 shall become a Member of the Plan on October 14, 1996.

2.02 Any other employee of the Corporation who becomes an Eligible Executive shall on such date become a Member of the Plan.

2.03 Any Member who becomes a Retiree shall continue to be a Member of the Plan until the later of (a) the termination of his employment and (b) the payment of all benefits in respect of such Retiree under the Plan.

2.04 The membership under the Plan of an Eligible Executive who is not a Retiree shall terminate if his employment with the Corporation as an Eligible Executive terminates unless at the time of such termination, or within 60 days thereafter, he becomes a Retiree or within 60 days thereafter, he becomes a Retiree, or unless upon such termination he continues to be entitled to a benefit hereunder pursuant to Section 3.06, in which event his membership shall cease upon the payment of all Plan benefits.

2.05 A Member whose membership in the Plan terminates pursuant to Section 2.03 or Section 2.04 shall be restored to membership in the Plan at such time as he is restored to employment as an Eligible Executive of the Corporation.

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             ARTICLE 3. AMOUNT AND PAYMENT OF SUPPLEMENTAL BENEFITS

3.01 Except as provided in Section 3.06, benefits under this Article 3 shall be payable by the Corporation only with respect to Members who are Retirees or become Retirees or, as provided in Section 3.03, to Beneficiaries.

3.02 Except as provided in Section 3.06, a Retiree shall be entitled to commencement of payment of benefits hereunder pursuant to Section 3.04 upon the first of the month following his termination of employment with the Corporation.

3.03 (a) In the event that a Member dies, after attaining age 55 with at least 10 years of service, prior to becoming a Retiree, or dies after becoming a Retiree but prior to commencing to receive payments hereunder pursuant to
     Section 3.04, his Beneficiary shall be entitled to the immediate commencement of a single life annuity, with an annual payment equal to one-half of the Annual Benefit, if any, computed under Section 1.01, including any reduction under subsection (b) thereof, if applicable, for such Member as if the Member was a Retiree and had commenced to receive payment of benefits under Section 3.04 immediately prior to his death. In the event the age difference between the Member and his Beneficiary is greater than 5 years, the benefit payable pursuant to this Section 3.03 shall be actuarially adjusted to reflect the differences in the life expectancy of the Participant and the Beneficiary.

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                                                                         Page 15

     Notwithstanding any Plan provisions to the contrary, in the event the Participant's Beneficiary is his estate, the benefit otherwise payable under this Section 3.03 shall be commuted into a single lump sum amount of actuarial equivalent value, which amount shall be determined by assuming the Beneficiary had been a person of the same age as the Member at the Member's date of death. The amount of such actuarial equivalents computed under this Section 3.03 shall be determined by the Committee with sole discretion using the actuarial assumptions described in Section 1.01(d).

     (b) In the event that a Member dies at a time when no benefit is payable under Section 3.03(a), but such Member is survived by a spouse, such surviving spouse shall receive a benefit calculated as if Section 3.03(a) applies and such surviving spouse is the Member's beneficiary. In the event such Member is not survived by a spouse but is survived by an eligible child or eligible children, then the benefit that would have been paid to a surviving spouse shall be paid to the eligible child, or, if more than one, in equal shares to such eligible children with payments to any such child ceasing when such child attains the age of 21 or dies, if earlier. For purposes of this Section 3.03(b), eligible child shall mean a child of a Member so long as such child has not attained age 21, including a child legally adopted by a Member prior to the Member's death.

3.04 Except as provided in Section 3.06 and subject to the next succeeding sentence, the benefit payable under the Plan to a Retiree shall be a single life annuity for the life of the Retiree, with annual payments equal to the Annual Benefit computed under Section 1.01 for such Member at the time of the commencement of payment of benefits under this Section 3.04. A Member
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                                                                         Page 16

     may make an irrevocable election in writing filed with the Retirement Administration Committee at least 12 months prior to the date of the commencement of benefits hereunder requesting to receive such benefits (a) in a joint and survivor annuity form which provides a reduced benefit payable to the Member during his life, and after his death providing that 100% or 50% of the reduced benefit will continue to be paid during the life of and to his Beneficiary or (b) in a lump sum; provided, however, that a Member may not elect an optional form of benefit providing for a deferred commencement date. Any such optional form of benefit or lump sum shall be the actuarial equivalent of such single life annuity using the actuarial assumptions described in Section 1.01(c) and shall be subject to the approval of the Committee.

3.05 If a Retiree who has terminated employment with the Corporation is restored to employment after commencing to receive payments under Section 3.04 of the Plan, the payment of benefits under the Plan shall be discontinued (unless all such benefits have been previously paid in a lump sum) and,
     upon  such  Member's   subsequent   termination  of  employment   with  the
     Corporation for any reason, including retirement, death or disability, the Member's Annual Benefit under the Plan shall thereafter be recomputed in accordance with Section 1.01, Section 3.03 or Section 3.04, as applicable, and shall be payable in accordance with the provisions of the Plan, provided, however, that such recomputation shall be based upon the higher of (i) such Member's Compensation at the time of such previous termination
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                                                                         Page 17

     of employment and (ii) such Member's Compensation at the time of such subsequent termination of employment.

3.06 Notwithstanding the provisions of Section 3.01 and Section 3.02, if a Change in Control occurs

(a) each Member who is then a Retiree and each Beneficiary entitled to benefits under Section 3.03 or Section 3.04 shall be entitled to receive an immediate payment in cash of such Retiree's or such Beneficiary's Lump Sum Benefit,

(b) Each Member at the time of such Change in Control who experiences a Termination of Employment, each Beneficiary of such a Member who has elected an optional form of benefit under Section 3.04 making a provision for such Beneficiary, and each Beneficiary of a Member at the time of such Change in Control who dies within 2 years following such Change in Control without having received a Lump Sum Benefit, shall, upon such Termination of Employment or death, as the case may be, be entitled to receive an immediate payment in cash of such Member's, or such Beneficiary's Lump Sum Benefit.

(c) Each Member at the time of such Change in Control who neither dies within 2 years following such Change in Control nor experiences a Termination of Employment shall, upon such Member's later termination of employment with the Corporation for any reason other than Cause or death, without becoming a Retiree and, with respect to each such Member who later dies, the Beneficiary of such Member if such Beneficiary is not otherwise entitled to a benefit under Section 3.03, shall nevertheless be entitled to a Benefit commencing at the Presumed Starting Date in the form specified in Section
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                                                                         Page 18

     3.04 or Section 3.03, as the case may be, provided that in computing such benefit there shall be substituted for the term Annual Benefit in Section
     3.04 or Section 3.03, as the case may be, the following: the Projected Annual Benefit times a fraction, the numerator of which is such Member's years of Service as of such Change in Control (but not more than 10) and the denominator of which is 10.

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                                                                         Page 19

                            ARTICLE 4. ADMINISTRATION

4.01 The Committee shall select which employees who occupy a position of senior management with the Corporation shall be designated as an Eligible Executive.

4.02 The Committee shall have discretion to grant credit for Service to any Eligible Executive.

4.03 Except as provided in Section 6.01 and 6.02, the administration of the Plan, the exclusive power to interpret it, and the responsibility for carrying out its provisions are vested in the Retirement Administration Committee.

4.04 The provisions of Article VIII of the Starfund 401(k) Profit Sharing Plan of Footstar, Inc. and Affiliated Companies concerning Retirement Administration Committee membership, meetings, maintenance of records and Retirement Administration Committee powers shall apply under the Plan. The expenses of the Retirement Administration Committee incurred in connection with the Plan shall be paid directly by the Corporation.

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                                                                         Page 20

                          ARTICLE 5. MEMBER OBLIGATIONS

5.01 Confidentiality; Cooperation with Regard to Litigation

(a) During a Member's employment with Footstar and thereafter, the Member shall not, without the prior written consent of Footstar, disclose to anyone except in good faith in the ordinary course of business to a person who will be advised by the Member to keep such information confidential or make use of any Confidential Information, except when required to do so by legal process, by any governmental agency having supervisory authority over the business of Footstar or by any administrative or legislative body (including a committee thereof) that requires him to divulge, disclose or make accessible such information. In the event that the Member is so ordered, he shall give prompt written notice to Footstar in order to allow Footstar the opportunity to object to or otherwise resist such order.

(b) "Confidential Information" shall mean all information that is not known or available to the public concerning the business of Footstar or any Subsidiary relating to any of their products, product development, trade secrets, customers, suppliers, finances, and business plans and strategies. For this purpose, information known or available generally within the trade or industry of Footstar or any Subsidiary shall be deemed to be known or available to the public. Confidential Information shall include information that is, or becomes, known to the public as a result of a breach by the Executive of the provisions of Section 5.01(a) above.

(c) "Subsidiary" shall mean any corporation controlled directly or indirectly by Footstar and any affiliate of Footstar.

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                                                                         Page 21

(d) The Member agrees to cooperate with Footstar, (including following the Member's termination of employment for any reason), by making himself available to testify on behalf of Footstar or any Subsidiary or affiliate of Footstar, in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist Footstar, or any Subsidiary or affiliate of Footstar, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to Footstar, or any Subsidiary or affiliate of Footstar, as requested. Footstar agrees to reimburse the Member, on an after-tax basis, for all expenses actually incurred in connection with his provision of testimony or assistance.

5.02 Non-competition.

(a) During the Restriction Period (as defined in Section 5.02(b) below), the Member shall not engage in Competition with Footstar, or any Subsidiary. "Competition" shall mean engaging in any activity, except as provided below,  for a  Competitor  of  Footstar  or any  Subsidiary,  whether as an
     employee,   consultant,   principal,  agent,  officer,  director,  partner,
     shareholder (except as a less than one percent shareholder of a publicly trade company) or otherwise. A "Competitor" shall mean those companies designated by Footstar and communicated to the Member (in an Employment Agreement, Change in Control Agreement or otherwise) and any successor or successors thereto) or (ii) the portion of any other corporation or other entity or start-up corporation or entity that is engaged in the Discount Retail Footwear Business within fifty (50) miles of any Discount Retail
     Footwear   Business  outlet  in  the  United  States  of  Footstar  or  any
     Subsidiary, provided that a corporation or entity described in clause (ii) above shall not be deemed to be a Competitor if the Member shall not either directly or indirectly oversee or manage the activities of
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                                                                         Page 22

     such corporation or entity's division or unit engaged in the Discount Retail Footwear Business. If the Member commences employment or becomes a consultant, principal, agent, officer, director, partner, or shareholder of any entity that is not a Competitor at the time the Member initially becomes employed or becomes a consultant, principal, agent, officer, director, partner, or shareholder of any entity, future activities of such entity shall not result in a violation of this provision unless (x) such activities were contemplated at the time the Member initially became employed or becomes a consultant, principal, agent, officer, director, partner, or shareholder of the entity (and the contemplation of such activities was known to the Member) or (y) the Member commences directly or indirectly overseeing or managing the activities of Footstar or Subsidiary so long as he does not regularly participate in discussions with regard to the competing business. For purposes of the foregoing, "Discount Retail Footwear Business" shall mean a group of four or more stores which primarily sells discount footwear.

(b) For the purposes of this Section 5.02 and Section 5.03 below, "Restriction Period" shall mean the period beginning with the Member's initial date of employment by Footstar and ending the date of a Change in Control except that if the Member has an Employment Agreement with Footstar it shall have the meaning contained in such employment agreement.

5.03 Non-solicitation of Employees.

     During the portion of the Restriction Period following the termination of the Member's employment, the Member shall not induce employees of Footstar or any Subsidiary to terminate their employment. During the portion of the Restriction Period following the termination of the Member's employment, the Member shall not directly or indirectly hire any employee of Footstar

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                                                                         Page 23

     or any Subsidiary or any person who was employed by Footstar or any Subsidiary within 180 days of such hiring.

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                                                                         Page 24

                          ARTICLE 6. GENERAL PROVISIONS

6.01 The establishment of the Plan shall not be construed as conferring any legal rights upon any Eligible Executive or other person for a continuation of employment, nor shall such actions interfere with the rights of the Corporation to discharge or demote any Eligible Executive and to treat him without regard to the effect which such treatment might have upon him as a Member of the Plan.

6.02 In the event that the Retirement Administration Committee shall find that a Member is unable to care for his affairs because of illness or accident, the Retirement Administration Committee may direct that any benefit payment due him, unless claim shall have been made therefor by a duly appointed legal representative, be paid to his spouse, a child, a parent or other blood relative, or to a person with whom he resides, and any such payment so made shall be a complete discharge of the liabilities of the Plan therefor.

6.03 The Corporation shall have the right to deduct from each payment to be made under the Plan any required withholding taxes.

6.04 Subject to any applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to do shall be void, nor shall any such benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Retiree or the Member.

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                                                                         Page 25

6.05 Notwithstanding any other provision of the Plan to the contrary, in the event that a Member or Retiree shall at any time violate the provisions of
     Article 5 or be convicted of a crime involving dishonesty or fraud on the part of such Member in his relationship with the Corporation, all benefits which would otherwise be payable to him under the Plan shall be forfeited.

6.06 The rights of any Member or Retiree to benefits under the Plan prior to the actual receipt of such benefits shall be limited to those of a general unsecured creditor of the Corporation.

6.07 The Plan shall be construed, regulated and administered under the laws of the State of New Jersey to the extent such laws are not superseded by applicable federal law.

6.08 The masculine pronoun shall mean the feminine wherever appropriate.

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                                                                         Page 26

                       ARTICLE 7 AMENDMENT OR TERMINATION

The Committee reserves the right to modify or to amend, in whole or in part, or to terminate, this Supplemental Retirement Plan for Select Senior Management of Footstar, Inc. at any time; provided, however, that no such modification, amendment or termination shall adversely affect the right of any Member (or the Beneficiary of such Member) to receive the benefits such Member (or the Beneficiary of such Member) should have received under the Plan upon termination of employment with the Corporation for any reason, including retirement, death or disability had the Plan not been so modified, amended or terminated, taking into account such Member's Service and age at the time of such Member's actual termination of employment with the Corporation for any reason, including retirement, death or disability.

                                   Appendix A
                                   ----------

                                 Carlos Alberini
                                 Charles Albert
                                Joseph Caracappa
                                  James De Veau
                                  Glenn Mathieu
                                   Ralph Parks
                                Randall Proffitt
                                Maureen Richards
                                  Donald Roach
                                  J.M. Robinson
                                  Jeff Shepard